Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cymer, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-16559, No. 333-99975, No. 333-88616, No. 333-67491, No. 333-48242, No. 333-69736, No. 333-109544, No. 333-118496, No. 333-127748, No. 333-142621, No. 333-145089, No. 333-160995 and No. 333-175375) on Form S-8 of Cymer, Inc. of our reports dated February 15, 2013, with respect to the consolidated balance sheets of Cymer, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive (loss) income, equity, and cash flows, for each of the years in the three-year period ended December 31, 2012, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Cymer, Inc.

/s/ KPMG LLP

San Diego, California

February 15, 2013